As filed with the Securities and Exchange Commission on December 24, 1996

                        Registration No. 333-___________




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-3
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                              FALCON PRODUCTS, INC.
             (Exact name of Registrant as specified in its charter)

          Delaware                                            43-0730877
 (State of Incorporation)                                  (I.R.S. Employer
                                                           Identification No.)

                          9387 Dielman Industrial Drive
                            St. Louis, Missouri 63132
                                 (314) 991-9200
                   (Address, including ZIP code, and telephone
                         number, including area code, of
                        Registrant's principal executive
                                    offices)

                               Michael J. Dreller
                             Chief Financial Officer
                          9387 Dielman Industrial Drive
                            St. Louis, Missouri 63132
                                 (314) 991-9200
                     (Name, address, including ZIP code, and
          telephone number, including area code, of agent for service)

      The Commission is requested to send copies of all communications to:
                             Robert H. Wexler, Esq.
                         Gallop, Johnson & Neuman, L.C.
                              101 South Hanley Road
                            St. Louis, Missouri 63105
                                 (314)862-1200


          Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                   CALCULATION OF REGISTRATION FEE

                                                        Proposed               Proposed
Title of                                                maximum                maximum
securities                 Amount to be                 offering price         aggregate              Amount of
to be registered           registered                   per share(1)           offering price         registration fee
----------------           --------------               ---------              --------------         ----------------

Common Stock                 316,400                    $14.4375               $4,568,025.00             $1,384.25
$.02 par value


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, based on the average of the high and low prices on December 20, 1996 as reported on the New York Stock Exchange.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS

                                 316,400 Shares

                              FALCON PRODUCTS, INC.
                                  Common Stock


          This Prospectus relates to the offer and sale of up to 316,400 shares of Common Stock, $.02 par value (the "Common Stock"), of Falcon Products, Inc., a Delaware corporation (the "Company"). All of the Common Stock being registered may be offered and sold from time to time by a stockholder of the Company. See "Selling Stockholder."

          The Company will not receive any proceeds from the sale of the Common Stock. All expenses incurred in connection with this offering are being borne by the Company, other than any commissions or discounts paid or allowed by the Selling Stockholder to dealers, brokers or agents. See "Plan of Distribution."

          The outstanding shares of Common Stock of the Company are listed on the New York Stock Exchange under the symbol "FCP." The last reported sale price of the Common Stock as reported on the New York Stock Exchange on December 20, 1996, was $14.375 per share.




THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


          The date of this Prospectus is December ___, 1996.

          NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS (INCLUDING THE MATERIAL INCORPORATED HEREIN BY REFERENCE) AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY OTHER PERSON DEEMED TO BE AN UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SHARES COVERED BY THIS PROSPECTUS BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS
UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The Company's Annual Report on Form 10-K for the fiscal year ended October 28, 1995, and the Company's Quarterly Reports on Form 10-Q for the three month periods ended January 27, 1996, April 27, 1996 and July 27, 1996 as previously filed with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") are hereby incorporated by reference in this Prospectus, and shall be deemed to be a part hereof.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed incorporated by reference in this Prospectus.

          Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

          The Company will provide, without charge, to each person to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference herein, other than Exhibits thereto (unless such Exhibits are specifically incorporated by reference therein). Requests for such information should be directed to Falcon Products, Inc., 9387 Dielman Industrial Drive, St. Louis, Missouri 63132, Attention Michael J. Dreller, Chief Financial Officer, Telephone (314) 991-9200.

                              AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). In addition, the Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules filed therewith. For further information with respect to the Company and the Common Stock offered hereby, reference is hereby made to such Registration Statement and to the exhibits and schedules filed therewith, as permitted by the rules and regulations of the Commission. Statements made in this Prospectus regarding the contents of any contract or other document referred to herein as an exhibit to the Registration Statement are qualified in all respects by such reference. Such Registration Statement (including the exhibits and schedules thereto), reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; at its New York Regional Office, Room 1400, 7 World Trade Center, New York, New York 10048; and at its Chicago Regional Office, 500 West Madison, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained at prescribed rates from the public reference section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or retrieved electronically via the Internet at the Commission's Web site (http://www.sec.gov). Such Registration Statement (including the exhibits and schedules thereto), reports, proxy statements and other information concerning the Company may also be inspected at The New York Stock Exchange, 20 Broad Street New York, New York 10005 on which the Common Stock is listed.

Except for the historical information contained herein, the discussion in this Registration Statement contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences include those set forth herein, as well as those discussed in documents incorporated herein by reference.

                                   THE COMPANY

          Falcon Products, Inc., a Delaware corporation, the issuer of the shares of Common Stock covered by this Prospectus, (the "Company") designs, manufactures and markets an extensive line of furniture and related products for the foodservice, office and lodging industries, including table bases, table tops, metal and wood chairs, booths, interior decor systems and wire shelving. The Company manufactures most of its products to customer order from basic raw materials. The Company markets its products to a wide variety of customers, including wholesale distributors, buying groups, architectural design firms, office furniture dealers and end users, through a combination of its own direct factory sales force and independent manufacturer's representatives.

          The Company has its principal executive offices at 9387 Dielman Industrial Drive, St. Louis, Missouri 63132, and its telephone number is (314) 991-9200.

                                 USE OF PROCEEDS

          The shares of Common Stock will be sold by the Selling Stockholder solely for his own account from time to time, and the Company will not receive any proceeds from any such sales. The Company will pay all expenses incurred in connection with the offering of the shares of Common Stock hereunder, other than any commissions or discounts paid or allowed by the Selling Stockholder to any dealers or brokers. See "Selling Stockholder."


                               SELLING STOCKHOLDER

          The Selling Stockholder acquired the shares being offered hereby in connection with the Company's acquisition of T. L. Spriggs Corporation, a corporation in which the Selling Stockholder owned all of the outstanding capital stock. The following table sets forth information with respect to the beneficial ownership of the shares of Common Stock by the Selling Stockholder as of December 20, 1996, all of which may be offered from time to time hereby. The person named has sole voting and investment power with respect to the shares indicated.

                            Shares Owned                         Shares Owned
                         Prior to Offering       Number of      After Offering
                         -----------------       ---------      --------------
                                                 Shares to
Name                    Number    Percentage      be Sold    Number   Percentage
----                    ------    ----------      -------    ------   ----------

Tony L. Spriggs        316,400(1)     3.3%        316,400      0          --



(1) Includes 75,000 shares to be issued to the Selling Shareholder over the course of he next three years pursuant to terms of the acquisition agreement.

                              PLAN OF DISTRIBUTION

          All sales will be made in ordinary brokers' or dealers' transactions or in privately negotiated transactions at prevailing market prices. Any commission payable in connection with any such transaction shall be paid by the Selling Stockholder. Prior to the effective date of this Prospectus, neither the Company nor the Selling Stockholder has entered into any agreement, arrangement or understanding with any broker or dealer with regard to the shares of Common Stock to be sold by the Selling Stockholder.

          The Company has advised the Selling Stockholder of his obligation under the Securities Act to deliver copies of this Prospectus to the purchaser of his shares of Common Stock.

          All presently outstanding shares of Common Stock of the Company to be sold by the Selling Stockholder have been duly authorized and validly issued, and are fully paid and nonassessable.

                          DESCRIPTION OF CAPITAL STOCK

Authorized and Outstanding Capital Stock

          The Company's Restated Certificate of Incorporation, (the "Certificate") provides for an authorized capital of 20,000,000 shares of Common Stock, par value $.02 per share. As of December 9, 1996, 9,757,193 shares of Common Stock are outstanding. The following summary description of the Common Stock is qualified in its entirety by reference to the Certificate.


Common Stock

         Holders of Common Stock are entitled to one vote per share for the election of directors and other corporate matters. Holders of Common Stock are entitled to cumulative voting rights and accordingly, at all election of directors of the Company, each holder of Common Stock is entitled to cast votes in an amount equal to the number of votes which he would otherwise be entitled to cast for the election of directors multiplied by the number of directors to be elected, and may cast all of such votes for a single director or may distribute them among the number of directors to be voted for or any two or more of them as such stockholder sees fit. The holders of Common Stock are entitled to dividends in such amounts and at such times as may be declared by the Board of Directors of the Company out of funds legally available therefor. Upon liquidation or dissolution, holders of Common Stock are entitled to share ratably in all net assets available for distribution to stockholders after payment of any liquidation preferences to holders of any outstanding shares of preferred stock. The Common Stock is not subject to any preemptive rights. All outstanding shares of Common Stock are, and the shares of Common Stock to be issued by the Company in this offering when issued will be, duly authorized, validly issued, fully paid and nonassessable.

Special Provisions of the Certificate and Delaware Law

         The Company is a Delaware corporation and is subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (as defined) with a Delaware corporation for three years following the date such person became an interested stockholder unless: (i) before such person became an interested stockholders, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) on or following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and approved at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder. Under Section 203, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the earlier of the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

         The Company's Certificate (and Bylaws) provide for a classified Board of Directors with three classes serving staggered three year terms so that approximately one-third of the directors will be elected at each annual meeting.

         The foregoing provisions could delay or frustrate the removal of incumbent directors or a change in control of the Company. The provisions could also discourage or make more difficult a merger, tender offer or proxy contest, even if such would be favorable to the interests of stockholders.

         Section 102(b)(7) of the Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations now authorized by such legislation, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Although
Section 102(b) does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Certificate limits the liability of the directors to the Company or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by Section 102(a). Specifically, directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability; (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

Transfer Agent

         The transfer agent and registrar for the Common Stock is the Boatmen's Trust Company, St. Louis, Missouri.

                                  LEGAL MATTERS

         The validity of the Common Stock is being passed upon for the Company by Gallop, Johnson & Neuman, L.C., 101 South Hanley Road, St. Louis, Missouri.

                                     EXPERTS

         The consolidated financial statements of Falcon Products, Inc., as of October 28, 1995 and October 29, 1994, incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended October 28, 1995, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their reports thereon included and incorporated by reference therein and incorporated herein by reference. The consolidated financial statements of the Company have been incorporated by reference herein in reliance upon the reports of Arthur Andersen LLP given upon the authority of such firm as experts in accounting and auditing.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

          The following represents the Registrant's estimate of expenses payable in connection with the sale and distribution of the shares registered hereby*:

                                                              Estimated
                         Type of Expense                       Amount
                         ---------------                       ------

    Commission Registration Fee.................           $    1,385
    Legal and Accounting Fees
      and Expenses..............................                3,500
    Miscellaneous...............................                  615
                                                             --------
             Total..............................           $    5,500

----------------
*The Selling Stockholder will pay any sale commissions incurred in connection with his sale of shares registered hereunder.


Item 15.  Indemnification of Directors and Officers

          Section 145 of the General Corporation Law of the State of Delaware permits indemnification by a corporation of certain directors, officers, employees and agents. Consistent therewith, Article IX of the Registrant's Restated Bylaws requires that the Registrant, to the fullest extent permitted by
Section 145, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto. Article IX also provides that expenses incurred by a director, officer, employee or agent of the Registrant in defending a civil or criminal action, suit or proceeding will be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Registrant as authorized.

          The Registrant maintains a claims-made policy of directors' and officers' liability and company reimbursement insurance. The directors' and officers' liability portion of such policy covers all directors and officers of the Registrant and subsidiary companies, more than 50 percent of the outstanding voting stock of which is directly or indirectly owned by the Registrant. The policy provides for a payment on behalf of the directors and officers up to the policy limits for all Losses (as defined) which the directors and officers, or any of them, shall become legally obligated to pay, from claims made against them during the policy period for Wrongful Acts (as defined), which include: errors, misstatements, misleading statements, acts or omissions and neglect or breach of duty in the discharge of their duties, solely in their capacity as directors and officers of the Registrant or a subsidiary thereof, individually or collectively, or in connection with any matter claimed against them solely by reason of their being directors or officers of the Registrant or such subsidiary. The insurance includes the cost of defenses, appeals, bonds, settlements and judgments. The insurers' limits of liability under the policy is $6,000,000 for all Losses per year. The policy contains various reporting requirements and exclusions and also provides coverage for the Registrant, its directors and officers, against loss, liability, cost or expense (as defined) incurred under the federal securities laws.

Item 16.  Exhibits

         (a)      Exhibits.

                  See Exhibit Index.

         (b)      Financial Statement Schedules

                  None.

Item 17.  Undertakings

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on the 23rd day of December, 1996.

                                      FALCON PRODUCTS, INC.



                                      By: /s/ Franklin A. Jacobs
                                          -----------------------
                                         Franklin A. Jacobs
                                         Chairman of the Board
                                         and Chief Executive Officer

          Each of the undersigned hereby appoints Franklin A. Jacobs and Michael
J. Dreller, and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                       Title                         Date
     ---------                       -----                         ----


/s/ Franklin A. Jacobs     Chairman of the Board, Chief     December 23, 1996
Franklin A. Jacobs         Executive Officer and Director



/s/ Michael J. Dreller     Chief Financial Officer          December 23, 1996
Michael J. Dreller         (principal financial and
                           accounting officer)

---------------------      Director                         -----------, 1996
Raynor E. Baldwin

/s/ Donald P. Gallop       Director                         December 23, 1996
Donald P. Gallop

/s/ James L. Hoagland      Director                         December 23, 1996
James L. Hoagland

/s/ S. Lee Kling           Director                         December 23, 1996
S. Lee Kling

/s/ Lee M. Liberman        Director                         December 23, 1996
Lee M. Liberman

---------------------      Director                         -----------, 1996
Alan Peters

/s/ Darryl Rosser          Director                         December 23, 1996
Darryl Rosser

---------------------      Director                         -----------, 1996
James Schneider

                                    FORM S-3

                              FALCON PRODUCTS, INC.

                                  EXHIBIT INDEX


Exhibit
Number                           Description                          Page
------                           -----------                          ----


 5.1          Opinion of Gallop, Johnson & Neuman, L.C.

23.1 Consent of Arthur Andersen LLP, independent public accountants

23.2 Consent of Gallop, Johnson & Neuman, L.C. (included in Exhibit 5.1)

24.1 Power of Attorney (included in signature page of registration statement)



                                       E-1